EXHIBIT 10.1



STATE OF SOUTH CAROLINA       )
                              )         LEASE AGREEMENT
COUNTY OF GREENVILLE          )


     THIS AGREEMENT made and entered into this 1st day of March, 1998, by and between SOUTHRIDGE EQUITIES, a South Carolina Partnership, of the County of Greenville, State of South Carolina, hereinafter called LESSOR and COMPUTER GRAPHICS TECHNOLOGY, hereinafter called LESSEE.

                              W I T N E S S E T H :

1. PREMISES. Lessor, for and in consideration of the covenants hereinafter contained and made on the part of the Lessee, does hereby demise and lease unto Lessee, and Lessee does hereby lease from Lessor, certain premises situated in the County of Greenville and State of South Carolina described as follows:

                               Suites A, B & C
                           Southridge Business Park
                             1110 W. Butler Road
                       Greenville, South Carolina 29607

Which property and improvements, a plan for which is attached hereto as Exhibit A, and made a part hereof improved or to be improved by an office and or storage area containing 9,000 square feet, and are hereinafter referred to as the demised premises. Said demised premises are a part of the SOUTHRIDGE BUSINESS PARK: a legal description of said center being attached hereto as Exhibit B, and made a part hereof.

2. LEASE TERM. Lessee shall have and hold the demised premises for a term of three (3) years commencing on the 1st day of October, 1997, and expiring on the 31st day of September, 2000.

3. RENT. Lessee's liability for rent shall start on the commencement date of this Lease, above set, and shall be payable in equal monthly installments of Four Thousand Five Hundred Four and 50/100 Dollars ($4,504.50).

     Lessee covenants and agrees to pay to Lessor monthly rental as stated above to the office of Caine Company, Inc., P.O. Box 2287, Greenville, SC 29602, payable in advance on the first day of each calendar month, during the entire term of this Lease, without deduction or set-off, except as herein above noted. In the event that the commencement date of said rent shall be on a day other than the first of the month, the first rental payment and last rental payment, if applicable, shall be adjusted for the proportionate fraction of the month.

     (a) Penalty - In the event that any monthly installment of rent is not received by Lessor on or before the tenth day from which said rent is due, Lessee agrees to pay to Lessor, as a penalty each month during which the installment remains unpaid, an additional sum equal to 10% of the amount due and not received.

     (b) Holdover - In the event that Lessee fails to vacate the premises by the final date of the Lease term, Lessee shall be obligated for an additional month's rent for each month, whether whole or in part, beyond term during which Lessee fails to vacate. Rent for such holdover period shall be Lessee's last prevailing monthly rate multiplied by a factor of 1.25 (125%). All terms and conditions of the Lease Agreement shall remain in force during any holdover period.

4. USE. Premises shall be used by Lessee for its business or profession and for no other purpose whatsoever without the prior written consent of Lessor. Lessee will, at Lessee's sole expense, promptly comply with and carry out all orders, requirements, or conditions now or hereafter imposed upon Lessee by the ordinances, laws and/or regulations of the Federal, State, or Local Governmental authorities, as may apply, in which said premises are located, whether required of Lessor or otherwise, insofar as they are occasioned by or required in the conduct of the business of the Lessee.

5. UTILITIES. Lessee agrees to pay all charges for electricity, gas, heating, fuel, and any other charges for utilities used in the premises. In no event shall Lessor be liable for any interruption or failure in the supply of any utilities or services to the premises.

6. COMMON EXPENSES. Lessee agrees that in the light of the nature of the entire development of which the premises are a part, it will be desirable to generally maintain the parking area and the other common way areas of the entire project. The Lessee shall be responsible for its prorated share of the cost of common area maintenance in and about the center. The Lessee shall, on a monthly basis, pay as additional rent its prorated share for common area expenses.

     The cost of operating and maintaining Southridge Business Park shall include but not limited to water, sewer, landscaping maintenance, rubbish removal, parking lot and driveway maintenance and repair, common area lighting, security, property management, painting, snow removal and other repairs and maintenance items required to properly maintain and properly supervise the maintenance of the Center.

     The Lessor shall estimate the annual Common Area Maintenance at the beginning of the Lease Commencement Date and Lessee agrees to pay its prorated monthly share of the Common Area Expenditures' (as calculated using the formula set forth in Section 10, (Prorated Share), simultaneously with the payment of the Lessee's rent each month, and shall be treated as such hereafter; Lessee's share of Common Area Maintenance is estimated to be Two Hundred Sixty-Two and 50/100 Dollars ($262.50) per month during the first year of this Lease. Common Area Maintenance may be adjusted from time to time to reflect a more accurate accounting of actual expenditures and Lessor shall have final judgement of what items shall be classified as Common Area Expense. Within ninety (90) days of the end of the year, Lessor shall provide written evidence to Lessee of the amount of Common Area Expenditures and Lessee's prorated share of Common Area Expenditure during the previous year. In the event Lessee's payment during such prior year exceeds Lessee's actual prorated share of expenses, such over shall act as a credit for the following rent payment to be made by Lessee. In the event Lessee's payments are less than the actual Common Area Expenditures, Lessee shall pay its prorated share within thirty (30) days after written notice of Lessor of the amount of such prorated share.

7. TAXES. The Lessor shall pay in the first instance all real estate property taxes which may be levied or assessed by any lawful authority against the land and improvements. If the amount of real estate property taxes levied or assessed against the land or building which the leased premises form a part shall in any year exceed the amount of such taxes during the first year which shall be designated as 1989, the Lessee shall pay as additional rent its pro-rated share of such increased taxes based upon the ration of the square feet of leased premises to the total number of square feet in the entire building. It is agreed that the leased premises contain 9,000 square feet, and the rentable area of the entire property is 30,000 square feet; the leased premises, then, is 30% of the entire property.

     Presentation of paid tax receipts, upon request, will be deemed sufficient evidence of additional rents due, which will be payable by separate check along with the following month's rent. In the event rent taxes are ever imposed, Lessee shall pay such taxes.

8.   INSURANCE.

     (a) Lessor agrees to maintain standard fire and extended coverage insurance for the property and specifically covering the facility in which the demised premises are located which coverage shall be for the sole benefit of Lessor and under its sole control. Lessee shall reimburse Lessor upon request for Lessee's Pro-Rata Share of any increase in the cost of said insurance coverage resulting from rate increases.

     It is agreed that the Lessee shall pay its pro-rata share of increased insurance premiums over the base of 1989.

     Presentation of paid insurance premiums, upon request, will be deemed sufficient evidence of additional premiums due. The Lessee's pro-rata share shall be computed in the same manner and using the same formula as that used for computing increased tax payments as outlined in Section 10 (Prorated Share). Lessee shall also, at its sole expense, reimburse Lessor for any increase in the cost of insurance occasioned by Lessee's use of the demised premises, including materials stored therein and whether intentional or otherwise, Lessee shall pay to Lessor as additional rent, upon demand, the amount for which it is obligated. In the event that such amount is not paid within twenty (20) days after the date of Lessor's invoice to Lessee the unpaid amount shall bear interest at the rate of ten percent (10%) per annum for the date of such invoice until paid.

     (b) Lessee will indemnify Lessor and Lessor's agents and save them harmless from and against any and all claims, actions, damages, liability and expense, including attorney fees in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Lessee of the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, or employees.

     (c) All personal property in said premises shall be and remain at Lessee's sole risk, and Lessor shall not be liable for any damage to, or loss of such personal property arising from any acts of negligence of any other persons (nor from the leaking of the roof, or from the bursting, leaking or overflowing of water, sewer, or steam pipes, or from heating or plumbing fixtures, or from electric wires or fixtures, or from any other cause whatsoever, nor shall the Lessor be liable for any injury to the person of the Lessee or other persons in said premises) the Lessee expressly agreeing to save the Lessor harmless in all cases. Lessee shall carry at its own expense and pay all premiums for insurance to cover its personal property, trade fixtures and merchandise contained within the structure, and Lessee will further deposit the policy or policies of such insurance or certificates thereof, with Lessor or its Agent.

     (d) Lessee will, at Lessee's sole expense, during the full term of this agreement or any renewal or extension thereof, carry in a standard company, for the protection of himself and Lessor, comprehensive public liability insurance, including property damage, with limits of at lease; bodily injury $250,000.00 person, $500,000.00 each occurrence and property damage $100,000.00 each occurrence. Said insurance policy to name the Lessor as an additional insured, and the insurance policy or certificate from Lessee's insurance company to be deposited with Lessor or its Agent, and such policy shall provide that it shall not be cancelled for any reason unless and until Lessor or its Agent is given fifteen (15) days notice in writing by the insurance company. If Lessee shall not comply with its covenants made in this Section 9, Lessor may at its option, cause insurance as aforesaid to be issued, and in such event Lessee agrees to pay the premium for such insurance promptly upon Lessor's demand.

     (e) Insofar as and to the extent the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the jurisdiction where Southridge Business Park is located (even though extra premium may result therefrom) Lessor and Lessee mutually agree that with respect to any loss which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

     (f) Lessee covenants and agrees that it will not do or permit anything to be done in or upon the leased premises or bring in anything or keep anything therein which may prevent the obtaining of any insurance on the leased premises or the building or any property therein, including, but without limitation, fire, extended coverage and public liability insurance.

9.   PRORATED SHARE.

     (a) Calculation. Southridge Business Park may, from time to time, add new facilities causing Lessee's prorated share to decrease. As each new facility or any portion thereof, is certified for occupancy, it shall be added to the whole against which Lessee's demised premises shall be compared. This comparison shall be made on December 31st each year and a schedule prepared disclosing the results of same. Lessee's prorated share shall be calculated by using its leased space (Paragraph 1, Premises) as the numerator and the total space at Southridge Business Park available for occupancy, according to the then prevailing schedule of same, as the denominator; from which the resulting percentage figure shall represent Lessee's current prorated share. At the commencement of this Lease, said numerator is 9,000 and said denominator is 30,000, resulting in Lessee's prorated share of thirty percent (30%). Lessee will be responsible for the number of months the space is occupied during the period calculated.

     (b) Billing. Lessor agrees to advise Lessee in a timely manner of Lessee's obligations as herein elsewhere provided. Common Area Expenses shall be paid monthly; adjustments, if any, shall be made within ninety (90) days following the reconciliation of Lessor's financial records for its fiscal year. Tax and insurance increases, if any, shall be invoiced within thirty (30) days following Lessor's receipt of its own invoice disclosing such increase. All records of such indebtedness shall be available to Lessee upon advance request and during normal business hours.

10. POSSESSION. Lessee shall have sole and actual possession of the demised premises from the date agreed upon herein, free and clear of all tenancies, whether oral or written. If this Leases is executed prior to the premises being ready for occupancy and Lessor is unable to acquire and deliver possession of the premises to the Lessee by the anticipated date of commencement of this Lease, Lessee hereby agrees to waive any claim for damages including, but not limited to, any incidental or consequential damages due to such delay, and Lessor waives any rentals due until possession is delivered to Lessee. If this Lease requires Lessee to prepare the demised premises for Lessee's own occupancy by a specified Lease commencement date and Lessee is unable or fails to comply for any reason, Lessee will, nevertheless, pay rent in accordance with the Lease dates set forth in this agreement. By occupying the demised premises Lessee shall be conclusively deemed to have accepted the same as complying fully with Lessor's covenants and obligations.

11. SUBLETTING AND ASSIGNMENT. Lessee may not transfer nor assign this Lease, nor let nor sublet the whole or any part of said premises without the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. In the event of any assignment or sublease, Lessee shall remain liable for the payment of all rent required to be paid hereunder and the performance of all terms, covenants and conditions herein undertaken by Lessee.

12. GOOD ORDER AND REPAIR. Lessee will keep said premises in good order and condition, clean at all times, inside and out, and surrender same at the expiration of the term herein or any renewal or extension thereof in the same order in which they are received, subject to usual wear and tear and to Lessor's obligations herein, if any.

     Repairs and Maintenance by Lessee: The Lessee agrees to keep and maintain the premises at its sole expense in a good state of condition and repair except those items referred to in Paragraph B below. The Lessee also agrees to maintain, repair and replace all fixtures pertaining to the heating, air conditioning, ventilating, electrical, plumbing, and sprinkler system (if any), on or within the demised premises, in good order and repair at its sole expense.

     A. Lessee is responsible for maintaining contract for the HVAC system. Lessee agrees to provide Lessor with verification of inspections and maintenance of the system.

     B. Notice of Defect: Lessee will at once report to Lessor any defective condition known to Lessee which Lessor is required to repair. Failure to report such defects shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such defect. The Lessor agrees to maintain the structural components of the building to include the roof, exterior walls, (exclusive of glass doors, and door mountings) and foundations. Lessor is under no obligation to inspect the premises to find defects.

13. HAZARDOUS MATERIALS. Lessee shall not use or permit to be brought into the Demised Premises or the Real Estate any inflammatory or explosive substance or other article deemed hazardous to person or property, nor shall Lessee do or permit to be done any act or thing which will invalidate or be in conflict with fire or other insurance policies covering the building or the operation thereof, or the Demised Premises, or any part of either. Lessee shall not do or permit to be done anything in or upon the Demised Premises or bring or keep anything therein which shall not comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any similar organization (Lessee shall at all time comply with all such rules, orders, regulations or requirement), or which shall increase the insurance premiums or the rate of insurance on the building, its appurtenances or contents. If by reason of the failure of Lessee to comply with the provisions of this paragraph or of other provisions of this Lease, or by reason of Lessee's use or occupancy of the Demised Premises, any insurance premium shall at any time be increased, Lessee shall reimburse Lessor for all such increase in premium; provided, however, that receipt of such reimbursement form Lessee shall not be deemed a waiver of Lessee's default under this paragraph, and Lessor shall not be estopped form enforcing his other remedies against Lessee on account of such default.

14. ALTERATIONS AND TITLE TO IMPROVEMENTS. Lessee shall not make any alterations, additions, or improvements to the demised premises without first obtaining the written consent of Lessor. All of such alterations, additions and improvements constructed by Lessee during the term of this Lease and any renewal and extension thereof, shall be and remain the property of Lessee or Subtenant, as the case may be, at all times during the term of this Lease and any extensions or renewals thereof. Lessee shall, on the last day of the term or upon any earlier termination of this Lease, well and truly surrender and deliver up the demised premises and all improvements thereon to the possession and use of Lessor without fraud or delay and in good order, condition and repair, except for reasonable wear and tear after the last necessary repair, replacement, restoration or renewal made by Lessee, pursuant to his obligations hereunder, free and clear of all liens and encumbrances, without any payment or allowance whatever by Lessor. Provided, however, at the option of the Lessor, Lessor may require Lessee at the final termination of this lease to remove any and all of the improvements made to the premises. Lessee shall pay or cause to be paid to Lessor the cost of repairing any damage arising from such removal and restoration of the demised premises to their original condition prior to the execution of this Lease.

     Any and all extraordinary expenses and costs of any nature whatsoever attributable to the installation, maintenance and/or removal of telephone equipment, computer equipment and the like shall be Lessee's sole expense.

15. FURNITURE AND FIXTURES. Where furnished by or at the expense of Lessee or any Subtenant, at or prior to the termination of this Lease, provided however that the removal thereof will not injure the Subtenant at or prior to the termination of this Lease, provided however that the removal thereof will not injure the demised premises or necessitate changes in or repairs to the same, Lessee shall pay or cause to be paid to Lessor the cost of repairing any damage arising from such removal and restoration of the demised premises to the condition prior to such removal.

     Lessor shall not be responsible for any loss or damage occurring to any property owned by Lessee or any Subtenant. Any personal property of Lessee or any Subtenant which shall remain in the demised premises after the termination of this Lease and the removal of the Lessee of such Subtenant from the demised premises, may, at the option of the Lessor, be deemed to have been abandoned by Lessee or such Subtenant and either may be retained by Lessor as its property or be disposed of, without accountability, in such manner as Lessor may see fit. The provisions of this paragraph shall survive the termination of this Lease.

16. LIENS AND ENCUMBRANCES. Lessee shall have no authority, expressed or implied, to encumber or subject the interest of the Lessor in the demised premises to any mechanics', material men's, or other liens of any nature whatsoever and shall indemnify and keep indemnified Lessor against all such liens, charges and encumbrances, including legal counsel fees reasonably incurred in and about the defense of any suit in discharging said premises from any liens, judgements or encumbrances caused by Lessee.

17. INSPECTION. Lessee shall permit Lessor or his Agent to enter the demised premises at all reasonable times for the purpose of inspecting same, or in the event of fire or other property damage, or for the purpose of making any repairs Lessor considers necessary or desirable and performing any work therein that may be necessary by reason of Lessee's failure to make any such repair or perform any such work. Nothing herein shall imply any duty upon the part of Lessor to do any such work; and performance thereof by Lessor shall not constitute a waiver of Lessee's default in failing to perform the same. Lessor shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Lessee or any Subtenant by reason of making such repairs or the performance of any such work.

18. SIGNS. Lessor reserves the right to establish sign standards including, but not limited to, selecting a project sign theme, lettering styles, colors, materials and mounting locations and methods, and Lessee hereby agrees to conform to said standards upon notice by Lessor. Cost of such signage to be borne by Lessee.

19. KEYS. Lessor will provide Lessee with two (2) keys to the demised premises upon the commencement of this Lease. Lessee agrees to account for all keys provided or duplicated and to return all keys to Lessor promptly at the end of the Lease term. Lessee agrees to provide Lessor with name and phone number of person or persons to be contacted in the event of a fire, emergency, repairs and other urgencies.

20. DEFAULT. Lessee agrees to pay the reserved rent at the time, in the amount and in the manner aforesaid without any notice, bill, reminder or demand from Lessor or Lessor's Agent. Each of the following shall be deemed a default by Lessee and a breach of this Lease namely:

     (a) If Lessee fails to pay any installment of rent or to pay any additional rent, which failure persists for ten (10) days after the date due; or

     (b) If Lessee fails to observe or perform any of the other terms, covenants or conditions of this Lease other than paying rents when due, which failure persists after the expiration of ten (10) days from the date Lessor or Lessor's Agent gives notice to Lessee calling attention to the existence of such failure; or

     (c)  If Lessee is declared bankrupt or insolvent by judicial decree; or

     (d) If Lessee takes the benefit of any federal reorganization or composition proceedings; or

     (e)  If Lessee makes a general assignment for benefit of creditors; or

     (f) If Lessee's leasehold interest in this Lease is sold under any process of law; or

     (g) If a trustee in bankruptcy or a receiver is appointed or elected for the Lessee; or

     (h)  If Lessee abandons the premises; or

     (i) If any material man's, mechanic's, or other lien if filed against the leased premises in connection with any improvements, alterations, or additions made by Lessee and Lessee permits the lien or liens to stand against the leased premises, not securing the discharge of said premises from such liens by filing an appropriate bond pursuant to applicable law. Should Lessee file a bond and elect to contest the lien or liens, no default shall be in effect pending final legal determination of the disputed lien.

     In the event of any default by Lessee as hereinabove provided, Lessor at any time thereafter may, at its option, give Lessee written notice of intention to end the term of this Lease and immediately thereupon the term of this Lease shall expire and Lessee will then quit and surrender the demised premises to Lessor, but Lessee shall remain liable as hereinafter provided.

     Upon such termination by Lessor, Lessor or its Agent shall have the right to enter the premises, by force if necessary without being liable for trespass, forcible entry or other tort, to re-take possession of the premises, remove all persons and personal property of the Lessee and to place a "For Rent" or "For Lease" sign in full public view. Lessee agrees to grant to Lessor a lien (in addition to the statutory lien or right to distress that may exist) on all of Lessee's personal property in or around the premises to secure payment of rent and the performance of this Lease which is in default, and Lessee shall be liable for all attorney's fees and all other expenses incurred by Lessor in enforcing any of the obligations of this Lease.

21. LESSOR'S RIGHT OF RE-ENTRY OR TO DECLARE FULL RENTAL DUE. In the event of a default by Lessee, Lessor may, in addition to any other right or remedies it may have, at Lessor's option:

     (a) declare the full rental for the entire term immediately due and payable without prejudice to any other remedies in law or equity available to Lessor; and/or

     (b) have the immediate right to re-enter and take possession of the demised premises and to hold said premises with the full right to recover form the Lessee all past due rents and any and all damages, including attorney's fees, as a result of a default. Lessor, on re-entry, may remove all persons and personal property of the Lessee to a public warehouse or elsewhere at the cost and for the account of the Lessee.

22. RIGHT TO RE-LET. In the event of a default by Lessee, Lessor may elect to re-enter the demised premises and attempt to re-let said premises. Lessor's only responsibility shall be to offer the premises for rent and make the usual and normal efforts to re-let said premises. Lessee shall be liable to Lessor for any deficiency between the amount of rental received, if any, and the amount which Lessee is obligated to pay under the terms of this Lease and for any other damages, including attorney's fees, suffered by Lessor. Lessor's right to re-let is in addition to any other remedies available to Lessor.

23. RIGHT TO TERMINATE. In addition to Lessor's right to re-enter and re-let the premises, Lessor may elect, at its option, upon a default by Lessee, to terminate this Lease Agreement. In such event, this Lease shall be regarded as cancelled as of the date of Lessor's notice to Lessee of Lessor's election to terminate the Lease as provided hereinabove. Lessee shall remain liable to Lessor for all rentals, charges and payments accrued to the time of such termination.

     The Lessor's right to terminate this Lease is in lieu of, and not in addition to, any other rights or causes of action that Lessor may have against the Lessee because of a default by Lessee. If Lessor does not elect to terminate the Lease as above provided, then Lessor may utilize and pursue such other rights as it may have against Lessee under the other terms of this Lease, the laws of the United States, the State of South Carolina and Greenville City and County as may be applicable.

24. REMEDIES CUMULATIVE. No mention in this Lease of any specific right of remedy shall preclude Lessor from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled either at Law or in equity; and the failure of Lessor to insist in any one or more instances upon a strict performance of a covenant of this Agreement or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, right, or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by Lessor.

25.  DAMAGE OR DESTRUCTION OF PREMISES.

     (a) In the event of the partial destruction of the demised premises, or any part thereof, by fire, storm, Act of God, unavoidable accidents, or other casualty, Lessor shall speedily and as soon as practicable after such destruction, and should such damage or destruction to the said premises, or any part thereof, make it necessary for the entire suspension of the business of Lessee, then during the time required for repairing and restoring said premises as aforesaid, Lessee shall not be chargeable with any payment of rent hereunder, but the said rental charge shall cease during said period required for repairing and restoring and shall again commence when the premises shall have been repaired and restored as hereinabove set forth.

     (b) In the event of total destruction of said premises by fire, storm, Act of God, unavoidable accident, or the public enemy, Lessor reserves the right of either terminating this Lease or restoring the premises to substantially their condition just prior to such damage or destruction and in the event Lessor shall elect to reconstruct said premises, then and in that event Lessee is to be advised in writing by Lessor and/or its agent, within a period of thirty (30) days after said damage or destruction, that it shall and will speedily and as soon as practicable repair and restore the premises to the condition above set forth, and during the premises to the condition above set forth, and during the time required for repairing and restoring the premises as aforesaid, Lessee shall not be chargeable with any payment of rent hereunder, but the said rental charge shall cease during the period required for restoring and shall again commence when the premises shall have been repaired and restored as hereinabove set forth. In the event of full abatement of rent aforesaid, the term of this Lease shall be automatically extended for a period equal to the time of such abatement.

     (c) Lessee shall notify Lessor or its Agent without delay in the event of any fire or other casualty, hereinabove described and still fit for occupancy, Lessor shall repair the damage speedily and as soon as practicable and Lessee shall continue to pay rent and uphold all other provisions of this Lease. Lessee agrees not to claim any compensation from Lessor because of any inconvenience, annoyances or business interruption arising from the damage, repair, rebuilding or alteration of any portion of the demised premises or adjacent premises or other areas of the Center.

     (d) However, if the leased premises shall be substantially damaged or destroyed by fire, storm, Act of God, unavoidable accidents or other casualty within the past year of the term of this Lease, Lessor shall have the right to terminate this Lease, provided that Lessor gives Lessee notice thereof not later than thirty (30) days after Lessor exercises said right of termination, this Lease and the terms hereof shall cease and come to an end as of the date said damage of destruction.

26. CONDEMNATION. In the event the whole or any part of the demised premises, or the whole or any part of the property of which said premises are a part, shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, Lessee shall have no claim nor interest in any award of damages or other compensation for such taking.

     In the event Lessor in his sole discretion determines that such taking of the demised premises is not sufficient to render the remaining portion thereof unsuitable for its continued use or occupancy for the purpose of the Lease, said Lease shall terminate on the date that possession is taken by public authorities.

     In the event Lessor in his sole discretion determines that such taking of the demised premises is not sufficient to render the remaining portion thereof unusable for its continued use or occupancy for the purpose of this Lease, Lessor shall restore said building for use and the rent shall be adjusted prorata based on the then remaining area of the altered building.

27. SUBORDINATION. Lessee agrees that this Lease shall be subordinate and subject to any mortgages now or hereafter placed upon the demised premises or the whole or any part of the property of which said premises are a part, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, modifications, and extensions thereof. Lessee shall, without charge, at any time and from time to time, within ten (10) days after request by Lessor, duly execute, acknowledge and deliver to Lessor, or any other person or firm specified by Lessor, any Lease Subordination Agreement or Estoppel Agreement requested by Lessor.

28. ZONING. Lessee acknowledges that the use of the demised premises is subject to any applicable regulations, zoning ordinances, including Planned Development Districts, if applicable, of any Governmental authority, the Lessee agrees to be bound by all terms and conditions imposed by such Governmental authority including any traffic restrictions, use restrictions and other conditions which plan approval is conditioned upon and all present and future zoning laws, ordinances, resolutions and regulations of any appropriate Governmental authority.

29. QUIET POSSESSION. It is understood and agreed that subject to the terms of this Lease and to all underlying leases, if any, and to all covenants, restrictions, easements, liens and mortgages of record that Lessee, paying the rent hereby reserved, and performing and observing the several covenants hereof, may peacefully hold and enjoy the said premises throughout the duration of this Lease without any interruptions by the Lessor, his heirs, or assigns, or any person lawfully claiming through him.

30. LESSOR NOT A PARTNER. It is expressly understood that Lessor shall not be construed or held to be a partner, joint venturer or associate of Lessee in the conduct of his business; it is expressly understood that the relationship between the parties hereto is and shall remain at all times that of Lessor and Lessee.

31. PARKING. The Lessee, its employees, visitors and guest are authorized to make reasonable use of the parking facilities which form part of the Real Estate at the sole risk of each driver and user of said facility. Lessee shall cooperate with the Lessor in limiting the visitors to the approximate proportionate share in relation to the Demised Premises. The parking facility shall not be used for the storage of abandoned or defective vehicles or for any other purpose except transient parking. Neither Lessee nor Lessee's employees, officers, agents, guests, invitees or other persons visiting the Demised Premises shall have any rights to any particular parking space or spaces, and no special markings or signs may be placed on any parking spaces by Lessee.

32. WINDUP. If during the last month of the term of this Lease or any renewal or extension of the said term Lessee shall have removed all or substantially all of the Lessee's property from the premises, Lessor may, prior to the expiration or termination of the term of the Lease, without releasing Lessee from any obligations to repair or restore the demised premises or to pay the rent in full, and without any elimination or abatement thereof, immediately enter upon and alter, renovate and redecorate the premises.

33. FIRE EXTINGUISHERS. Lessee agrees to supply and maintain at its own expense any fire extinguishers, or other fire prevention equipment required by law, rules, ordinances, and regulations of any city, county, or state in which the herein demised premises are located, and/or required by any underwriters association, bureau, or any other similar body having jurisdiction involving said premises.

34. SUCCESSOR AND ASSIGNS. This Agreement and the covenants and conditions herein contained, shall enure to the benefit of and be binding upon Lessor, its successors and assigns, and shall enure to the benefit of Lessee and only such assigns of Lessee to whom the assignment of Lessee has been consented to by Lessor. If all or any part of the Lessor's interest in this Lease or in the Center shall be held or owned (directly, indirectly or beneficially) by or for any individual, partnership, tenancy-in-common, joint venture, corporation or trust it is agreed that no such owner, joint tenant, beneficiary, trustee shareholder or corporate entity shall be personally responsible or liable with respect to any of the covenants, conditions or provisions of this Lease to be performed by the Lessor.

     In the event of a default by Lessor under this Lease, Lessee agrees that in all events Lessor's Liability shall be limited to the actual equity interest of Lessor in the Center.

35. JOINT AND SEVERAL LIABILITY. In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease Agreement as Lessee, the liability of such individual, corporation, partnership, or other business association the members which are, by virtue of statute or general law, subject to personal liability then, and in the event, the liability of each such member shall be deemed to be joint and several.

36.  TIME.  Time is of the essence of this Agreement.

37. NOTICES. All notices required to be given hereunder shall be in writing and shall be mailed by registered mail, postage prepaid to:

     (a)  Notice to Lessor -  Richard W. Bailey
                              Caine Company, Inc.
                              Post Office Box 2287
                              Greenville, SC 29602

     (b)  Notice to Lessee -  Computer Graphics Technology
                              Attn:  Scott Barker
                              1110 W. Butler Rd., Suites A, B, C
                              Greenville, SC 29607

38. PAYMENTS. No payment by Lessee or receipt by Lessor of a lesser amount than the rent (or other sum) herein stipulated shall be deemed to be other than rent nor shall any such payment, endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to its right to recover the balance due or pursue any other remedy in this Lease provided.

39. WRITTEN AGREEMENT. This Lease and Exhibits, Rules and Regulations and Riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by both parties.

40. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to person whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

41. CAPTIONS. The captions appearing in this Lease and are inserted only as a matter of convenience and shall in no way affect this Lease. Any gender used herein shall be deemed to refer to any other gender more grammatically applicable to the party to whom such use of gender relates. The use of singular herein shall be deemed to include the plural and, conversely, the plural shall be deemed to include the singular.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              LESSOR

                              SOUTHRIDGE EQUITIES


/s/ Deborah M. Whitfield           /s/ Richard W. Bailey
________________________      BY: _________________________________
Witness                              RICHARD W. BAILEY

________________________
Witness

                              LESSEE

                              COMPUTER GRAPHICS TECHNOLOGY


                                   /s/ Scott Barker
________________________      BY: _________________________________
Witness

______________________        TITLE:  President
Witness

                                      EXHIBIT B

                                  LEGAL DESCRIPTION


ALL that piece, parcel or tract of land containing 38.88 acres, more or less situate, lying and being on the northern side of Mauldin Road (also known as West Butler Road) near the Town of Mauldin in Greenville County, South Carolina, being shown on a property survey for Tandem Development, Inc. and others made by Arbor Engineering, Inc. dated May 6, 1987 and having according to said survey the following metes and bounds to-wit:

BEGINNING at an iron pin at the edge of Mauldin Road right-of-way (said pin being 200 feet, more or less east from the intersection of Mauldin Road and Maple Creek Circle) and running thence N. 4-43 W., 33.83 feet to an iron pin; thence N 6-27W., 159.56 feet to an iron pin; thence N. 6-48 W., 151.52 feet to an iron pin; thence N. 6-36 W., 211.87 feet to an iron pin; thence N. 6-33 W.,
498.74 feet to an iron pin; thence N. 6-30 W., 192 feet to an iron pin; thence turning and running n. 55-25 E., 170 feet to an iron pin; thence N. 47-25 E., 130 feet to an iron pin; thence N. 47-25 E., 80 feet to an iron pin; thence
N. 32-03 E., 81.743 feet to an iron pin; thence S. 86-06 E., 62.79 feet to an iron pin; thence running with an arc, the chord of which is N. 24-57 E., 50 feet to an iron pin; thence N. 35-03 W., 53.38 feet to an iron pin; thence
N. 57-22 E., 70 feet to an iron pin; thence N. 77-35 E., 80 feet to an iron pin; thence N. 3-52 W., 28.28 feet to an iron pin; thence N. 25-00 W., 75 feet to an iron pin; thence N. 68-11 E., 105 feet to an iron pin; thence S. 82-
05 E., 135 feet to an iron pin; thence N. 81-47 E., 100 feet to an iron pin; thence N. 81-47 E., 90 feet to an iron pin; thence N. 57-19 E., 105 feet to a tack in Old Stone; thence turning and running with property now or formerly of Avery Smith, S. 0-23 E., 1966.15 feet to an iron pin on the northern edge of Mauldin Road right-of-way; thence running with the edge of said Mauldin Road,
S. 80-39 W., 860.91 feet to an iron pin, the point of BEGINNING.

ALSO, an easement across a 9.04 acre parcel lying north of the above described
38.88 acres, now owned by Mauldin Road Properties for the purpose of tying into a sanitary sewer line which crosses said parcel for the benefit of the 38.88 acres, which easement is described more fully in Deed Book 1210, Page 707, incorporated herein by reference.